Exhibit 99.1

2022 Stock Repurchase Program

May 24, 2022

SPAR Group, Inc. (the "Corporation" or "SGRP"), is the issuer of shares of Common Stock ("SGRP Shares"), and the SGRP Shares are currently listed and traded on the Nasdaq Stock Market ("Nasdaq").

With the approval of the Board of Directors of the Corporation (the "Board"), the Corporation has established this 2022 Stock Repurchase Program (the "Repurchase Program"), pursuant to which the Corporation is authorized to repurchase a maximum of 500,000 SGRP Shares from time to time over the period May 24, 2022, through May 24, 2023, in the market or privately at various prices (and without special solicitation) pursuant to the 2022 Stock Repurchase Program, all at such times, in such quantities and upon such prices and other terms as an Authorized Executive (as defined below) may determine from time to time in his or her reasonable discretion (each a "Proposed Repurchase") taking into account the Corporation's projected availability of and needs for cash during the applicable periods and other relevant circumstances ("Repurchase Circumstances"), all as follows:

(1)

The Corporation's repurchases of SGRP Shares pursuant to the 2022 Stock Repurchase Program also shall be subject to such additional limits, restrictions and suspensions (in whole or in part) as the Board may establish from time to time in their discretion;

(2)

SGRP Shares repurchased pursuant to the 2022 Stock Repurchase Program may be used for stock-based benefits (including option exercises), Preferred Stock conversions, acquisitions and other corporate purposes;

(3)	The Corporation intends to comply with the Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended, which means (among other things) that:

●	The Corporation will not knowingly initiate or change any market purchase order during a Blackout Period;

●	The Corporation will not knowingly make any market purchase based on any undisclosed material information; and

●	The Corporation may issue or change irrevocable purchase instructions outside of a Blackout Period for purchases by a broker within a Blackout Period;

(4)	The Corporation also intends to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, which means that (among other things) that:

●	The Corporation will use only one broker/dealer on any particular day and likely will use only one broker/dealer per program segment;

●	Purchases will not be the day’s opening transaction for SGRP Shares;

●	Purchases also will not be made during the last half hour of scheduled trading on Nasdaq;

●	The Corporation's bid and purchase prices will not exceed the higher of the current independent bid quotation or the last independent sale price for the SGRP Shares;

●

The Corporation will not purchase on any day more than 25% of the average daily trading volume of SGRP Shares for the four (4) calendar weeks preceding such purchase (excluding "Block" and private purchases); and

●	The Corporation will include and coordinate purchases by its affiliates so as to satisfy such rules;

(5)

No repurchases of SGRP Shares will be made while the Corporation or any of its affiliates is engaged in a "distribution" of SGRP Shares (distributions include sales under Form S-3 but exclude sales under benefit plans, including stock compensation and purchase plans);

(6)	The Corporation's repurchases of SGRP Shares will be made at various times and prices in the market and privately and are not intended to be a regulated tender offer; and

(7)

The Chief Executive Officer and the Chief Financial Officer of the Corporation (each an "Authorized Executive") (individually and acting alone), each has been authorized and (to the greatest extent permitted by applicable law and not inconsistent with his or her applicable duties) directed by the Board in the name and on behalf of the Corporation, to make, sign or take, at any time and from time to time on and after the date hereof, any and all lawful actions by, instruments from, agreements with and/or documents respecting any part of this 2022 Stock Repurchase Program or any other actions contemplated under this 2022 Stock Repurchase Program without further approval from the Board to the greatest extent permitted by the Corporation's By-Laws, Resolutions and policies, and applicable law (all with or without any attestation, notarization, seal or witness), in each case as the applicable officer in his or her sole discretion deem necessary or desirable in order to carry out the intent or purposes of this 2022 Stock Repurchase Program (as evidenced by such action).